Press Release

Vuzix Provides Business Update and Reports 2013 Annual Results

Transition to New Product Lines on Track with Introduction of World’s First Smart Glasses and First Waveguide Based Wearable Display

Inflection Point for the $6 Billion Wearable Computing Device Market with Expected Growth in Revenues for 2014 and Beyond

ROCHESTER, NEW YORK-- (April 9, 2014) - Vuzix Corporation (OTC:QB: VUZI) (“Vuzix” or, the “Company”), today provided an update on its business and reported financial results for the fiscal year ended December 31, 2013.

Business Update:

“2013 represented a transitional year for Vuzix with changes to most of our product lines from lower margin lower resolution offerings to our next generation, smart, digital and waveguide based solutions.” Offered Paul Travers President and CEO of Vuzix. Mr. Travers continued. “These introductions included our M100 Smart Glasses, the world’s first Smart Glasses available for commercial sale, our all digital HDMI VR, AR and video eyewear viewers, and our M2000AR waveguide based HMD, which also is a world’s first.”

“The initial focus for the M100 has been in the enterprise space with well over 70% of our sales going to this sector. It is interesting to note that unlike the general consumer space that is still looking for a killer application for Smart Glasses that could drive mass customer adoption, we are seeing valuable opportunities with our enterprise market focus. In fact, Gartner forecasts that Smart Glasses could save the field service industry alone up to $1 billion per year by 2017. This is one of many examples where Vuzix is seeing applications being built for our M100 Smart Glasses with orders and development programs coming from many diverse enterprise sectors including transportation, retailers, telco's, refiners, medical, manufacturing, warehousing, airlines, automotive, and others. With the initial release of the M100 being focused on developers and enterprise customers and the placement of seed products, we expect growing sales through these activities. However, with tooled product not starting to ship until December 2013 and our focus on enterprise based developers, initial M100 Smart Glasses sales were selective and overall slower than originally anticipated. That said, M100 sales have been ramping month-over-month throughout the first quarter of 2014. Additionally during the first quarter of 2014 we have been focused on expanding the number of M100 application developers. We have also been investing in refining the M100 mechanically as well as developing an entirely new version of its embedded operating system and support for non-Android smart phones. The new software upgrade will be released in Q2 of 2014 and will also support the Company’s Smart Glasses app store for both enterprise and more pro-consumer oriented applications. We believe these refinements will be well received in our markets and contribute to the continued growth of M100 product sales in 2014.”

“The introduction of the M2000AR in late 2013 was another key milestone for the Company. Initially designed for the US defense markets through DARPA, the M2000AR version is our first waveguide based HMD. These are the same type of optics that will be used in our fashionwear based smart glasses. Industrial design is one of the biggest factors that wearable displays currently face when trying to offer broad market appeal. The Company’s waveguide optics will solve this problem and open a critical door to the mass market. A case in point, these waveguides are the focus of Vuzix Tier 1 relationship which was announced in the first quarter of 2014.”

1

April 9, 2014	Press Release

Other Q1 2014 Initiatives:

“Vuzix’ new V720 Video Headphones won two CES Innovations Awards in January 2014 and all public demonstration of their early prototypes have been well received by wearers. The Company believes this HD product will have strong appeal to consumers all over the world for video viewing and game playing applications.”

“On February 26, 2014 Vuzix announced it had been awarded the outstanding ~$75,000 Phase I Option and a ~$680,000 Phase II, Small Business Innovation Research (SBIR) award from the Office of Naval Research. These programs will develop thin see-through waveguide based optics and display engines fitted in a pair of goggles to superimpose computer generated information on an individual's view of the real world. The delivered system will be based on the Company’s advanced optical waveguides. Management anticipates they will complete this development work before the end of 2014 and the resulting waveguide improvements can be applied to its industrial and consumer products.”

“Continued increases in product sales will be important steps to achieving cash-flow positive operations and the Company is now effectively shipping all new products as compared to its product offerings through most of 2013. These new products are being well received and again, as a result, sales are increasing month to month.” Paul Travers concluded.

2013 Financial Year Results

For the twelve-month period ending December 31, 2013, revenues were $2,389,053 versus $3,228,228 in 2012, a decrease of 26%. The decrease was the direct result of the Company’s limited working capital for the first 7 months of 2013 which caused both supply chain delays due to its limited ability to buy components, and delays in new product development.

The loss from Continuing Operations was $4,652,557 for 2013 year versus $4,206,185 in 2012. Increased research and development accounted for the majority of the year over year increase. Due to the various financing transactions in 2013, the Company had $5,493,671 in other (non-operating) expenses versus $541,202 in 2012. The large increase resulted from $3,575,278 in mark-to-market losses from derivative liabilities, and $1,272,296 in debt extinguishment losses.

The net loss for 2013 was $10,146,228 or $1.69 per share versus a net loss from continuing operations of $4,747,387 or $1.34 per share for the same period in 2012.

Complete details of the Company’s operating results and financial statements are available in its annual 10K report filed with the SEC.

Finally, during the first quarter of 2014, holders of the warrants issued in Vuzix’ public offering which closed on August 5, 2013 have exercised for cash warrants for the purchase of 638,300 shares of common stock and the Company has received proceeds of $1,436,175 from such warrant exercises, further adding to the Company’s year-end cash position.

Summation:

“The past year has seen a significant uptick in interest in wearable displays in the enterprise space. With major companies approaching the Company to employ our products in their solutions. Since Vuzix is the only commercially available Smart Glasses, we are uniquely positioned to partner with these companies, helping the Company to set the standard and capture early design wins.” Mr. Travers said.

“For 2014 we will continue our investments in technology development. We also expect to continue to expand our customer base while we see our existing customers begin to offer solid solutions to their customers around our Smart Glasses,” Mr. Travers continued. “With these new applications, and with the refinements we are making to our Smart Glasses and our M2000AR through the first half of 2014, we expect continued revenue growth through 2014 and beyond.”

2

April 9, 2014	Press Release

Forward-Looking Statements Disclaimer

Certain statements contained in this release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements contained in this release relate to, among other things, refinancing opportunities, potential asset sales, debt reduction, improving operating results, the Company’s financial position, new opportunities, the Company’s ability to capitalize on new opportunities and the Company’s leadership in the Video Eyewear industry. They are generally identified by words such as "plans," "seeks," "believes," "may," "expects," "anticipates," "should'" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially from those projected in the Company's forward-looking statements due to, among other things, our ability to raise necessary capital; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the timing of new product launches; delays in product development; and dependence on third parties for certain key components. These risk factors and others are described in more detail in the “Risk Factors” section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear and Smart Glasses products in the consumer, commercial and entertainment markets. The Company's products include personal display and wearable computing devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 36 patents and 12 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2014 and several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (VUZI:QB) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan. For more information visit www.vuzix.com

For further press information, please contact:

Grant Russell, CFO

IR@vuzix.com

75 Town Centre Drive

Rochester, NY USA
Tel: (585) 359-5962

Investor Relations Contact:

Andrew Haag

Managing Partner

IRTH Communications

vuzi@irthcommunications.com

877-368-3566

3